Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of April 3, 2020 is made by and between BANK OF AMERICA, N.A. (the “Lender”), THE HACKETT GROUP, INC., a Florida corporation (the “Borrower”), and the Guarantors party to the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors and the Lender are parties to that certain Second Amended and Restated Credit Agreement dated as of May 9, 2016 (as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of April 1, 2019 and as from time to time hereafter further amended, supplemented, restated, amended and restated or otherwise modified, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lender has made available to the Borrower a Revolving Facility;

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth herein, the Lender has agreed, to amend the Credit Agreement as specifically set forth herein; and

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)	The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Rate” means, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio):

Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate & Letter of Credit Fee	Base Rate
1	< 1.0x	0.125%	1.75%	1.00%
2	≥ 1.0x but < 1.5x	0.250%	2.00%	1.25%
3	≥ 1.5x but < 2.0x	0.375%	2.25%	1.50%
4	≥ 2.0x but < 2.5x	0.500%	2.50%	1.75%

The Applicable Rate for (i) Base Rate Loans shall be the percentage set forth under the column “Base Rate”; (ii) Eurodollar Rate Loans shall be the percentage set forth under the column “Eurodollar Rate & Letter of Credit Fee”; (iii) the Letter of Credit Fee shall be the percentage set forth under the column “Eurodollar Rate & Letter of Credit Fee” and (iv) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”. Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Lender, Pricing Level 4 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.09(b) and (b) the initial Applicable Rate following the Restatement Date shall be set forth in Level 1 until the first Business Day immediately following the date on which the first Compliance Certificate is delivered pursuant to Section 6.02(b) to the Lender following the Restatement Date.

(b)	The definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its “prime rate,” and (c) the Eurodollar Rate plus 0.75%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. For purposes of this Agreement, if the Base Rate shall be less than 1.50% per annum, such rate shall be deemed to be 1.50% per annum.”

(c)	The definition of “Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Eurodollar Rate” means:

(a)     for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Lender, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day; provided that (i) to the extent a comparable or successor rate is approved by the Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Lender, such approved rate shall be applied in a manner as otherwise reasonably determined by the Lender and (ii) if the Eurodollar Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of this Agreement.

(d)	The definition of “Material Adverse Effect” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole;(b) a material impairment of the rights and remedies of the Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

(e)	The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means November 30, 2022; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(f)

Article 5 of the Credit Agreement is hereby amended by adding the following new Section 5.21 thereto and in connection therewith the table of contents shall be amended to include reference to “5.21 Covered Entities”:

5.21     Covered Entities.

No Loan Party is a Covered Entity, as defined in Section 10.21.

(g)

Article 10 of the Credit Agreement is hereby amended by adding the following new Section 10.21 thereto and in connection therewith the table of contents shall be amended to include reference to “10.21 Acknowledgment Regarding Any Supported QFCs”:

10.21    Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support

(and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

2.    Effectiveness; Conditions Precedent. The parties hereto agree that this Amendment shall be effective as of the date first set above upon receipt by the Lender of executed counterparts of this Amendment (which counterparts may be delivered by facsimile, electronic email or other electronic means (including PDF) with originals to follow) duly executed by the Borrower and the Guarantors.

3.    Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower and the Guarantors represent and warrant to the Lender as of the date hereof as follows:

(a)

The representations and warranties made by the Borrower in Article V of the Credit Agreement and of each Loan Party in each of the other Loan Documents to which such Loan Party is a party are true and correct in all material respects (other than those representations and warranties which are qualified by materiality, which shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date;

(b)

Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 5.05(a) of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement, as amended by this Amendment); and

(c)

This Amendment has been duly authorized, executed and delivered by the Borrower and the Guarantors and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

4.    Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

5.    Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.    Counterparts. This Amendment may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

7.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida. To the extent that the Lender has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive the Lender of such rights and remedies as may be available under federal law.

8.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall nonetheless remain legal, valid and enforceable on the parties hereto and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.    Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation the continuation of such Person’s payment and performance obligations and the effectiveness and priority of any Liens granted thereunder, in each case upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Loan Documents against such Person in accordance with its terms.

10.    References. All references in any of the Loan Documents to the Credit Agreement shall mean the Credit Agreement, as amended hereby.

11.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

HACKETT GROUP, INC.

By:	/s/ Robert Ramirez
Name:	Robert Ramirez
Title:	CFO

GUARANTORS:

ARCHSTONE ACQUISITION CORP.

By:	/s/ Robert Ramirez
Name:	Robert Ramirez
Title:	Director

RESOURCE VALUATION INCORPORATED

By:	/s/ Robert Ramirez
Name:	Robert Ramirez
Title:	Director

TECHNOLAB US ACQUISITION SUB, INC.

By:	/s/ Robert Ramirez
Name:	Robert Ramirez
Title:	Director

The Hackett Group, Inc.

Amendment No. 2 to Second Amended and Restated Credit Agreement

Signature Page

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Julia Rocawich
Name:	Julia Rocawich
Title:	SVP, Bank of America

The Hackett Group, Inc.

Amendment No. 2 to Second Amended and Restated Credit Agreement

Signature Page